Page 1 Exhibit 10.3 Each of the Stock Plan Subcommittee of the Compensation Committee and the Compensation Committee of the Board of Directors of The Estée Lauder Companies Inc. reserves the right to change provisions of this Agreement to comply with the American Jobs Creation Act of 2004 or other applicable laws or regulations. Performance Share Unit Award Agreement Under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (as of November 8, 2024) (the “Plan”) This PERFORMANCE SHARE UNIT AWARD AGREEMENT (“Agreement”) provides for the granting of performance share unit awards by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Participant”), representing a notional account equal to a corresponding number of shares of the Company’s Class A Common Stock, par value $0.01 (the “Shares”), subject to the terms below (the “Performance Share Units”). The name of the “Participant,” the “Award Date,” the aggregate number of Shares representing the Target Award, and the Plan Achievement (as defined below) goals are stated in the “Notice of Grant” attached or posted electronically together with this Agreement and are incorporated by reference. The other terms of this Performance Share Unit Award are stated in this Agreement and in the Plan. Terms not defined in this Agreement are defined in the Plan, as amended. The Plan is referred to as the “Grant Plan” in the electronic Notice of Grant. 1. Award Grant. The Company hereby awards to the Participant a target award of Performance Share Units in respect of the number of Shares set forth in the Notice of Grant (the “Target Award”), representing a Stock Unit and Performance-Based Award under the terms of the Plan. 2. Right to Payment of Performance Share Units. In the event that the Company achieves positive Net Earnings as specified in the Notice of Grant (the “Threshold Goal”), the Participant shall be eligible to earn 160% percent (160%) of the Target Award. The percentage of the Target Award actually earned and paid will be determined by the Committee through use of its negative discretion based on the plan achievement (the “Plan Achievement”) during the period specified in the Notice of Grant (the “Award Period”) and shall in no event be greater than the amount payable based solely on achievement of the Threshold Goal. The Plan Achievement is comprised of, and is measured separately with respect to the components stated in the Notice of Grant. Actual payment of the Performance Share Units awarded will be determined for each component in accordance with the table attached hereto as Schedule “A.” For the avoidance of doubt, no amount shall be payable under this Section 2 if the Threshold Goal is not met. 3. Payment of Awards. (a) Payments under this Agreement will be made in the number of Shares that is equivalent to the number of Performance Share Units earned and payable to the Participant pursuant to Section 2 above. Except as otherwise provided in Section 4 below, payments will be made as soon as practicable after the Award Period ends, but in no event later than 2 and 1/2 months following the last day of the calendar year in which the Award Period ends. The form of payout will be in Shares. In addition, each Performance Share Unit that becomes earned and payable pursuant to Section 2 above carries a Dividend Equivalent Right, payable in cash at the same time as the payment of Shares in accordance with this Section 3 and Section 4. (b) In the event of a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code, the Company may, in its sole discretion and in accordance with

2 Treasury Regulation § 1.409A-3(j)(4)(ix)(B), vest and settle the Performance Share Units and terminate this Agreement. In such event, settlement of the Performance Share Units shall be made within two (2) weeks following the Change in Control. In the event that Performance Share Units are not settled pursuant to the immediately preceding sentence, such Performance Share Units shall be assumed by an acquirer in which case, vesting will be subject to Sections 2 and 4. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share will equal the consideration paid to each stockholder per Share generally upon the Change in Control. 4. Termination of Employment. If the Participant’s employment terminates during the Award Period, payouts will be as follows, subject to Section 3: (a) Death. If the Participant dies, the Performance Share Units will be paid at Target Award if such termination occurs prior to the end of the Award Period. If such termination occurs after the end of the Award Period, the Performance Share Units will be paid, subject to the achievement of the Threshold Goal and based on actual Plan Achievement. Payment will occur on the seventy-fifth (75th) day following the Participant’s death and in accordance with any applicable laws or Company procedures regarding the payments. (b) Retirement. If the Participant formally retires under the terms of The Estée Lauder Companies Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose the Performance Share Unit Award will continue through the Award Period and the Participant will be paid, subject to the achievement of the Threshold Goal based on actual Plan Achievement, at the same time the awards are paid to active employees. Vesting and payment in respect of any Performance Share Units after retirement will be subject to satisfaction of the conditions precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, its subsidiaries or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, the makeup, skin care, hair care, toiletries or fragrance business or other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. Notwithstanding anything to the contrary contained in this section 4(b), if the Participant terminates employment by reason of retirement within six (6) months of the Grant Date, the Performance Share Units shall not vest and shall become null and void on the last day of active employment (last day worked). (c) Disability. If the Participant becomes totally and permanently disabled (as determined under the Company’s long-term disability program, or an affiliate or successor plan or program of similar purpose, the Performance Share Unit Award will continue through the Award Period and the Participant will be paid, subject to the achievement of the Threshold Goal based on actual Plan Achievement. Payment will occur at the same time the awards are paid to active employees. (d) Termination of Employment Without Cause. If the Participant’s employment is by the Company or relevant subsidiary without Cause (as defined below) on or prior to the end of the first year of the Award Period, the Performance Share Unit will be forfeited. If such termination occurs after the end of the first year of the Award Period, the Performance Share Unit Award will continue through the Award Period and the Participant will be paid a pro rata amount for the number of each full month in which the Participant is paid salary during the Award Period (determined under the proration methodology in Section 4(a)), subject to the achievement of the Threshold Goal and based on actual Plan Achievement. Such prorated Performance Share Units will be paid in accordance with the Vesting Schedule and payment will be subject to satisfaction of the conditions

3 precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, its subsidiaries, or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, the makeup, skin care, hair care, toiletries or fragrance business or other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. Notwithstanding anything to the contrary contained in this Section 4(d), if the Participant’s employment is terminated without Cause within six (6) months of the Grant Date, the Performance Share Units shall not vest and shall become null and void on the last day of active employment (last day worked). (e) Resignation. If the Participant terminates his or her employment (e.g., by voluntary resigning) other than by retirement, which is subject to Section 4(b) above, the Performance Share Unit Award will be forfeited. (f) Termination of Employment with Cause. If the Participant is terminated for Cause, the Performance Share Unit Award will be forfeited. For this purpose, “Cause” means any breach by the Participant of any of his or her material obligations under any Company policy or procedure, including, without limitation, the Code of Conduct. Notwithstanding the foregoing, in the case of a Participant who has an employment agreement that includes a definition of “Cause,” “Cause” for purposes of this Section 4(f) shall have the same meaning as defined in such employment agreement in effect between the Participant and the Company or its U.S. subsidiary, including an employment agreement entered into after the Grant Date. (g) Termination on or after a Change in Control. If, on or after a Change in Control, the Participant terminates for Good Reason (as defined below), dies, becomes disabled, formally retires, or is terminated at the instance of the Company or relevant subsidiary without Cause, in each case as described in this Section 4, the unvested Performance Share Units will immediately vest in full and, solely if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination occurs within two (2) years of such “change in control event,” will be immediately paid. Otherwise, such Performance Share Units will immediately vest, but will only be paid at such times as they would otherwise be paid in accordance with this Agreement. For this purpose, “Good Reason” means the occurrence of any of the following, without the express written consent of the Participant: (i) the assignment to the Participant of any duties inconsistent with any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the Change in Control or any other material adverse change in such position, including title, authority or responsibilities; (ii) any failure by the Company to pay any amounts for compensation or benefits owed to the Participant or a material reduction of the overall amounts of compensation and benefits in effect prior to the Change in Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant; (iii) the Company’s requiring the Participant to be based at an office or location more than fifty (50) miles (eighty (80) kilometers) from that location at which the Participant performed the Participant’s services for the Company or relevant subsidiary immediately prior to the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or

4 (iv) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor, unless such assumption occurs by operation of law. 5. No Rights of Stock Ownership. This grant of Performance Share Units does not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership. 6. Withholding Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security (or social insurance), payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participation in the Plan and this Agreement and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units, including, but not limited to, the grant of the Performance Share Units, the vesting of the Performance Share Units, the delivery of Shares, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant of the Performance Share Units or any aspect of the Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. If the Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable event, or tax withholding event, as applicable, the Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or his or her respective agents, at the Company’s discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid by the Company and/or the Employer; (ii) withholding from proceeds of the sale of the Shares acquired upon settlement of the Performance Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); and/or (iii) withholding in whole Shares to be issued upon settlement of the Performance Share Units, provided that the Company only withholds the amount of whole Shares necessary to satisfy the statutory withholding requirements, not to exceed the maximum withholding tax rate in the Participant’s applicable jurisdiction. If the Company satisfies the withholding obligation for the Tax-Related Item by withholding a number of Shares as described herein, the Participant will be deemed to have been issued the full number of Shares due to Participant at vesting, notwithstanding that a number of the Shares is held back solely for purposes of such Tax-Related Items. Finally, the Participant further agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sales of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items. 7. Nonassignability. This award may not be assigned, pledged, or transferred except, if the Participant dies, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions do not apply to transfers under a court order, including, but not limited to, any domestic relations order. 8. Effect Upon Employment. The Participant’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, is not enlarged or otherwise affected by an award under this Agreement. Nothing in this Agreement or the Plan gives the Participant any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right the Company or any of its subsidiaries

5 may have to terminate his or her employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and the Participant does not have any interest in any fund or specific asset of the Company by reason of this award or the account established on his or her behalf. A Performance Share Unit confers no rights as a shareholder of the Company until Shares are actually delivered to the Participant. 9. Electronic Notice, Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Performance Share Units awarded under the Plan or future Performance Share Units that may be awarded under the Plan by email or other electronic means. The Participant hereby consents to receive such documents by email or other electronic delivery and agrees to access information concerning the Plan through an on-line or electronic system established and maintained by the Company or by another third party designated by the Company. 10. Data Privacy. As a condition of this Performance Share Unit grant, the Participant hereby expressly consents to the collection, use, disclosure, transfer and other processing of his or her personal data as set out in this Section 10 and as otherwise required by applicable The Company, is affiliates, subsidiaries or agents, the Employer, and the Company’s stock plan service provider will process personal data of the Participant for the purposes of implementing, managing and administering the Participant’s grant of Performance Share Units and the Plan. Such personal data, in electronic or other form, may include the Participant's name, home address, telephone number, email address, date of birth, social insurance/security number or other national identification number, beneficiary information (including beneficiary name, address social insurance/security number or other national identification number, and date of birth), hire date, salary and deductions, banking details, tax certification information, any shares or directorships held in the Company, details of all equity grants or any other entitlement to Shares awarded, canceled, vested, unvested, or outstanding in the Participant’s favor. or agents, the Employer, and the Company’s stock plan service provider will process personal data of the Participant for the purposes of implementing, managing and administering the Participant’s grant of Performance Share Units and the Plan. Such personal data, in electronic or other form, may include the Participant's name, home address, telephone number, email address, date of birth, social insurance/security number or other national identification number, beneficiary information (including beneficiary name, address social insurance/security number or other national identification number, and date of birth), hire date, salary and deductions, banking details, tax certification information, any shares or directorships held in the Company, details of all equity grants or any other entitlement to Shares awarded, canceled, vested, unvested, or outstanding in the Participant’s favor. The Participant’s personal data will be retained for as long as necessary to implement, manage and administer the Participant’s grant of Performance Share Units and participation in the Plan. The Participant may request to access, modify or delete his or her personal data, request additional information about the processing of his or her personal data, or refuse or withdraw consent to the processing of their personal data by contacting the local human resources representative in writing. Refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan but will not affect the Participant’s employment status or service and career with the Company. 11. Discretionary Nature and Acceptance of Award. The Participant agrees to be bound by the terms of this Agreement and acknowledges, understands and agrees that: (a) The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement; (b) The award is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future awards, or benefits in lieu of Performance Share Units, even if Performance Share Units have been awarded in the past; (c) All decisions with respect to future Performance Share Units or other awards, if any, will be at the sole discretion of the Company;

6 (d) The Participant’s participation in the Plan is voluntary; (e) The Performance Share Units and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation; (f) The Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate the Participant’s employment at any time; (g) This award will be deemed accepted unless it is declined by way of written notice by the Participant within Thirty (30) days of the Grant Date to the Equity Based Compensation Department of the Company located at 767 Fifth Avenue, New York, NY 10153; (h) The Performance Share Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any of its subsidiary, and which is outside the scope of the Participant’s employment or service contract, if any; (i) The Performance Share Units and any Shares acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments. and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any of its subsidiaries; (j) In the event the Participant is not an employee of the Company, the Performance Share Units and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or with any subsidiary of the Company; (k) The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; (l) In consideration of the award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Share Units or diminution in value of the Performance Share Units, or Shares acquired upon vesting of the Performance Share Units, resulting from termination of Participant’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment), and in consideration of the award, Participant irrevocably releases the Employer, the Company and any of its subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acknowledging and agreeing to or signing the Notice of Grant, his or her shall be deemed irrevocably to have waived the Participant’s right to pursue or seek remedy for any such claim or entitlement against the Employer, the Company or any of its subsidiary; (m) For Purposes of the Performance Share Units, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Employer, the Company or any of its subsidiaries as determined by the Administrator in its sole discretion (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

7 (n) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and (o) The Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan. 12. Failure to Enforce Not a Waiver. The Company’s failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement. 13. Governing Law. The Performance Share Unit Award Agreement is governed by and is to be construed according to the laws of the State of New York, that apply to agreements made and performed in that state, without regard to its choice of law provisions. For purposes of litigating any dispute that arises under the Performance Share Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where the Performance Share Units are made and/or to be performed. 14. Partial Invalidity. The invalidity or illegality of any provision of the Agreement will be deemed not to affect the validity of any other provision. Furthermore, it is the parties’ intent that any order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder. 15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Participant and the Company regarding the award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed, clarified, or interpreted by the parties, except in a writing specifying the modification, change, clarification, or interpretation, and signed by a duly authorized Company officer. 16. Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant to prevent taxation under Section 409A of the Code. 17. Recoupment. Notwithstanding any other provision of this Agreement to the contrary, the Participant acknowledges and agrees that the Performance Share Units, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s recoupment policy as in effect on the Grant Date and as such policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to the Performance Share Units and Shares. The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the recoupment policy, and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, his or her expressly and explicitly authorizes the Company to issue instructions, on his or her behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold his or her Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the enforcement of the provisions continued in this

8 Section 17. To the extent that the terms of this Agreement and the recoupment policy conflict, the terms of the recoupment policy shall prevail. 18. Insider Trading/Market Abuse Laws. By Participating in the Plan, the Participant agrees to comply with the Company’s Insider Trading Policy. Further, the Participant acknowledges that the Participant’s country of employment (and country of residence, if different) may also have laws or regulations governing insider trading and that such laws or regulations may impose additional restrictions on the Participant’s ability to participate in the Plan (e.g., acquiring or selling Shares) and that the Participant is solely responsible for complying with such laws or regulations. 19. Private Placement. The grant of the Performance Share Units is not intended to be a public offering of securities in the Participant’s country of employment (and country of residence, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under law), and this grant of Performance Share Units is not subject to the supervision of the local authorities. 20. Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements that may affect the Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any Dividend Equivalents Rights paid with respect to the Performance Share Units or dividends paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Participant’s country of employment (and country of residence, if different). The Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in the Participant’s country of employment (and country of residence, if different). The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country of employment (and country of residence, if different) through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details. 21. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law. 22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Share Units and on any Shares acquired under the Plan, to the extent the Company determines, it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 23. Addendum. The award shall be subject to any terms and conditions for the Participant’s country of employment (and country of residence, if different) set forth in an addendum attached hereto (the “Addendum”). Moreover, if the Participant transfers residence and/or employment to another country reflected in an Addendum to the Agreement, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Performance Share Unit and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum constitutes part of this Agreement. 24. Hedging Policy and Pledging Policy. Employees are subject to the Company’s Hedging Policy that, among other things, prohibits employees from hedging outstanding equity grants. This means you may not hedge

9 the equity award represented by this Agreement or any outstanding equity awards represented by previous agreements. Employees are also subject to the Company’s Pledging Policy. The Hedging Policy and Pledging Policy are available on the Corporate Intranet. IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Grant Date set forth in the Notice of Grant. The Estée Lauder Companies Inc. By:

10 ADDENDUM COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS In addition to the terms and conditions set forth in the Agreement, the Performance Share Units awarded are subject to the following terms and conditions. If the Participant is employed in a country identified in this Addendum, the additional terms and conditions for such country will apply. If the Participant transfers to one of the countries identified in this Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Performance Share Units awarded and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. FRANCE English Language. The Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, this addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Share Units, either directly or indirectly, be drawn up in English. Langue anglaise. Le bénéficiaire admet et convient que c’est l’intention exprès du bénéficiaire que l’Accord, le Plan et tous les autres documents, remarque et les poursuites judiciaires entrées, données ou instituées conformément au Performance Share Units, être établi dans l’anglais. Si le bénéficiaire a reçu l’Accord, le Plan ou autres documents rattachés au Performance Share Units traduit dans une langue autre que l’anglais et si le sens de la version traduite est différent que la version anglaise, la version anglaise contrôlera. HONG KONG IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Addendum, the Plan, and all other materials pertaining to the Performance Share Units and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice. Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Scheme Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purpose of ORSO, the grant of Performance Share Units shall be null and void. UNITED KINGDOM Withholding Taxes. The following provision shall supplement Section 6 (Withholding Taxes) of the Agreement: If payment or withholding of the income tax due in connection with the awarded Performance Share Units is not made within ninety (90) days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to his or her Employer, effective as of the Due Date. The Participant agrees that the loan will

11 bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 (Withholding Taxes) of the Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as applicable) the value of any Participant NICs due on this additional benefit. Exclusion of Claim. The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to the Performance Share Units, whether or not as a result of termination of employment or service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Performance Share Units. Upon the grant of the Performance Share Units, the Participant shall be deemed to have waived irrevocably any such entitlement.

12 Schedule “A” For Net Sales Cumulative Annual Growth Rate: Component Plan Achievement Payout (Percentage of Target Award) Maximum (XXX.X)% (160)% (XX.X-XXX)% (100)% Threshold (XX.X)% (50)% For Net Earnings Per Share Cumulative Annual Growth Rate: Component Plan Achievement Payout (Percentage of Target Award) Maximum (XXX.X)% (160%)% (XX. X-XXX)% (100)% Threshold (XX.X)% (50)% For ROIC Cumulative Annual Growth Rate: Component Plan Achievement Payout (Percentage of Target Award) Maximum (XXX.X)% (160)% (XX.X - XXX)% (100)% Threshold (XX.X)% (50)% Payout amount for levels of Plan Achievement between the maximum and threshold achievement shall be interpolated on a straight line basis (rounded up to the nearest integer). In no event shall the Participant receive a payout in excess of (160)% of the Target Award for any component. No payout shall be made in the event of component Plan Achievement less than the threshold achievement. For purposes of this Performance Share Unit Award Agreement, “Net Sales” has the meaning utilized by the Company in its consolidated financials in accordance with generally accepted accounting principles as in effect on the first day of the Award Period, excluding the impact of foreign currency fluctuations; “Earnings Per Share” means “diluted earnings per share” as utilized by the Company in its consolidated financials; and “ROIC” represents Return on Invested Capital with invested capital defined as assets less liabilities (excluding debt). Actual payment of the Performance Share Units awarded will be determined for each component in accordance with the table above.

13 Without limiting the generality of the foregoing, in measuring Plan Achievement, financial performance measures (e.g., “Earnings Per Share”, and “Net Sales” and “ROIC”) will be calculated without regard to the following: ♦ Changes in accounting principles (i.e., cumulative effect of U.S. GAAP changes) ♦ Income/loss from discontinued operations and income/loss on sale of discontinued operations or adjustments to previously disposed businesses ♦ Impairments of intangibles and goodwill related to acquisitions ♦ The impact of an acquired business’ income statement not included in the Long-Range Plan (LRP) coincident with the performance period of the PSU, whether dilutive or accretive. For the sake of clarity, the LRP will be adjusted to include the expected performance of the acquired business (es) (i.e., the income statement acquisition Model used to support the purchase decision). The adjustment will include due diligence fees, investment banking fees, the operating performance of business and any transition and/or integration costs as reflected on the income statement of the acquired brand, as well as any fair value accounting charges or credits to the statement of earnings ♦ Certain non-recurring operating and non-operating income/expenses that are separately stated and disclosed in the financial statements and/or Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s reports for the applicable period In calculating net sales during the Award Period, net sales in currencies other than U.S. dollars shall be translated into U.S. dollars at the Company’s budget exchange rate at the beginning of the Award Period. Earnings Per Share will use the weighted average number of Shares outstanding as of the measurement date and will be adjusted to eliminate the effect of material changes in the number or type of outstanding Shares due to events such as: ♦ Stock splits ♦ Stock dividends ♦ Recapitalizations ♦ Acquisitions involving stock of the Company No adjustment will be made for the impact of stock repurchases under any plans approved by the Board except as noted above.

14 NOTICE OF GRANT UNDER THE ESTÉE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (as of November 8, 2024) (The “Plan”) This Notice of Grant is incorporated by reference into the Performance Share Unit Award Agreement dated as of [date] (the “Agreement”) and made a part thereof. This is to confirm that you were awarded a grant of Performance Share Units at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors representing the right to receive shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Shares”), subject to the terms of the Plan and the Performance Share Unit Award Agreement. This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders. This Performance Share Unit Award is granted under and governed by the terms and conditions of the Plan and the Performance Share Unit Award (the “Agreement”) made part hereof. The Agreement and Summary Plan Description are being sent to you in a separate email. Please read these documents and keep them for future reference. The specific terms of your award are as follows: Participant: [Name] Employee Number: [#] Grant Date: [Date] Award Period: [Date to Date] Grant Plan: The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (as of November 8 2024) Type of Award: Stock Unit and Performance-Based Award (referred to herein as a “Performance Share Unit”) Target Award: [#] shares of Class A Common Stock. See Schedule “A” to the Agreement for actual payouts depending upon level of performance. (a) Except as otherwise provided in Section 3 or 4 of the Agreement: No Performance Share Units shall be earned and no Shares shall be delivered (or any amount paid) unless and until the Subcommittee certifies in writing that the Company has achieved positive Net Earnings, as defined below, for the period from July 1, [XXX] through June 30, [XXX] (the “Threshold Goal”). If the Threshold Goal is not achieved, the Performance Share Units shall be immediately forfeited, and the Participant shall have no further rights with respect thereto. Once the Subcommittee certifies that the Threshold Goal has been achieved, the Participant shall be eligible to earn 160 percent of the target number of Shares allocated to the Participant in the Subcommittee’s approval establishing the Threshold Goal; however the Participant’s entitlement to earn the Shares shall be determined by exercise of the Subcommittee’s negative discretion in accordance with the terms of this Notice of Grant, including but not limited to the following section (b), and the Agreement of which this Notice of Grant is a part. In no event shall the Participant receive payment in respect of a Performance Share Units in an amount that exceeds 160 percent of the target number of Shares allocated to the Participant in the Subcommittee’s approval establishing the Threshold Goal. For purposes of this PSU Award Agreement, “Net Earnings” has the meaning utilized by the Company in its consolidated financial statements in accordance with generally accepted accounting principles as in effect on [XX/XX/XX]. (b) Plan Achievement goal at 100% for Award Period determined in accordance with Schedule A of the Agreement: Net Sales Cumulative Annual Growth Rate XX% Earnings Per Share Cumulative Annual Growth Rate XX% For ROIC Cumulative Annual Growth Rate XX% (c) If the Participant’s employment is terminated or a Change of Control occurs prior to the end of the Award Period, Sections 3 and 4 of the Agreement will govern the treatment of the Performance Share Units. If you wish to accept this grant, please sign this Notice of Grant and return by e-mail immediately to the Compensation Department. The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant. By________________________________________________________ Date______________________________